UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2026

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                     Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2026, the Board of Directors (“Board”) of the Tennessee Valley Authority (“TVA”) took several actions related to compensation. The TVA Board (1) established FY 2027 performance measures and goals for the Enterprise Scorecard for the Winning Performance Team Incentive Plan (“WPTIP”) and Executive Annual Incentive Plan (“EAIP”), (2) established performance measures and goals for the FY 2027 – FY 2029 performance cycle under the Long-Term Incentive Plan (“LTIP”), and (3) approved changes to existing incentive plan measures and goals. Each of these items is discussed in more detail below.

FY 2027 Enterprise Scorecard for WPTIP and EAIP

The Board established the following performance measures and goals for the Enterprise Scorecard for both the WPTIP and the EAIP for FY 2027:

Performance Measure	Weight	Threshold	Target	Stretch
Personal Safety (1)	15%	0.03	0.01	0.00
Nuclear Reliability (2)	15%	2.50%	2.00%	Comparable Fleet Top Decile 24-month Average as of September 2026
Transmission Reliability (3)	15%	50	100	150
Generation Reliability (4)	15%	50	100	150
Cost Performance (5)	40%	3% SBU O&M / 5% Capital over Budget	FY 2027 Budget	3% SBU O&M / 5% Capital under Budget
Notes
(1)    The Personal Safety metric is the Serious Injury Incident Rate, which is a mathematical calculation used by Edison Electric Institute that quantifies the extent of injury for serious injuries and fatalities from events within the control of the employee and/or the employer.
(2) The Nuclear Reliability metric is the Annualized Online Reliability Loss Factor, which is the 12-month ratio of all generation losses minus refueling outage ("RFO") and exempt losses to reference energy generation minus RFO and exempt losses in a normal fuel cycle period, per standard industry guidelines. This measure monitors performance between refueling outages to obtain high unit and energy production reliability.
(3)     The Transmission Reliability metric is an aggregate measure of the overall reliability of TVA's transmission system. See Transmission Reliability below.
(4) The Generation Reliability metric is an aggregate measure of the overall reliability of TVA's power operations generation fleet based on key performance measures in Gas, Hydro, and Coal that are intended to ensure that TVA's fleet of power operations generation assets are available and reliable to meet system demand. See Generation Reliability below.
(5) The Cost Performance metric equals the total Non-Fuel Operating & Maintenance ("O&M") and Base Capital expenses for corporate and operational Strategic Business Unit ("SBU") organizations (excluding the Board).

Transmission Reliability	Weight	Threshold	Target	Stretch
Load Not Served (1)	60%	4.4	3.6	2.7
Outages per Hundred Miles per Year (2)	20%	2.87	2.61	1.98
Connection Point Interruption Frequency (3)	20%	0.64	0.53	0.34
Notes
(1) Load Not Served ("LNS") is a measure of the magnitude and duration of transmission system outages that affect TVA customers expressed in system minutes. TVA manages this critical indicator to reduce the impact of customer outages. An automatic customer interruption with a duration of one minute or greater is tracked as an LNS event. LNS events caused by TVA on a distributor system will also count as a TVA event even if the TVA system remains energized. LNS excludes interruptions due to declared major events, variances, verified tornadoes, gunfire, vandalism, ice formation, and foreign object/vehicle (DUI, DWI, hit and run, or suicide).
(2) Outages per Hundred Miles per Year ("OHMY") is the number of automatic interruptions (sustained and momentary) to lines greater than or equal to 100-kV per 100 miles of transmission line per year. OHMY excludes interruptions due to declared major events, variances, verified tornadoes, gunfire, vandalism, ice formation, foreign object/vehicle (DUI, DWI, hit and run, or suicide), and nested interruptions.
(3) Connection Point Interruption Frequency ("CPIF") measures reliability from the customer's perspective. CPIF tracks interruptions of power, including momentary interruptions, at connection points caused by the transmission system. CPIF includes automatic and emergency forced outages and excludes prearranged (scheduled or planned) and operational outages as well as interruptions due to declared major events, variances, verified tornadoes, gunfire, vandalism, ice formation, and foreign object/vehicle (DUI, DWI, hit and run, or suicide).

Generation Reliability	Weight	Threshold	Target	Stretch
Combined Cycle Equivalent Forced Outage Rate (1)	45%	2.5%	1.7%	1.1%
Hydro Equivalent Forced Outage Rate (2)	25%	3.7%	2.3%	1.9%
Coal Equivalent Forced Outage Rate (3)	25%	4.0%	3.0%	2.0%
Combustion Turbine Economic Starting Reliability (4)	5%	99.1%	99.3%	99.5%
Notes
(1) Combined Cycle Equivalent Forced Outage Rate (“EFOR”) measures the generation lost due to forced events as a percentage of time the unit would have been scheduled to run for TVA-operated combined cycle generating assets, based on Generating Availability Data System (“GADS”) event reporting guidelines for megawatt hour losses. Combined Cycle EFOR excludes GADS events classified as outside management control and variances.
(2) Hydro EFOR measures the generation lost as a result of forced events as a percentage of time the unit would have been scheduled to run, based on GADS event reporting guidelines for megawatt hour losses. Hydro EFOR excludes GADS events classified as outside management control and variances.
(3) Coal EFOR measures the generation lost as a result of forced events as a percentage of time the unit would have been scheduled to run, based on GADS event reporting guidelines for megawatt hour losses. Coal EFOR excludes GADS events classified as outside management control and variances.
(4) Combustion Turbine ("CT") Economic Starting Reliability reflects the percentage of successful attempts to start up a unit for generation, performance testing, or black start over a given period that a generating unit was available for TVA-operated CT assets. Total unit performance tests demonstrate that a unit will start and perform as intended. Black start tests demonstrate that a unit will start without relying on external power and perform as intended. CT Economic Starting Reliability excludes GADS events classified as outside management control and variances.

LTIP Performance Measures and Goals for the FY 2027 - FY 2029 Performance Cycle

The Board approved LTIP performance measures and goals for the FY 2027 - FY 2029 performance cycle. These performance measures, along with their associated weights and goals, are as follows:

Long-Term Incentive Measures	Weight	Threshold	Target	Stretch
Stakeholder Survey (1)	20%	76.0	80.0	84.0
Project Milestones (2)	20%	80%	90%	100%
Total Spend (3)	60%	3% Non-Fuel O&M, Inventory, and Cloud Spend / 5% Capital Spend Over Budget	FY 2027 - FY 2029 Cumulative Total Spend Based on the FY 2027 Budget	3% Non-Fuel O&M, Inventory, and Cloud Spend / 5% Capital Spend Under Budget
Notes
(1) The Stakeholder Survey is conducted among customers, elected officials, business/economic development leaders, and the general public in the TVA service area to assess the strength of various stakeholder relationships with TVA. This measure supports the effective management of TVA's reputation and ability to achieve desired outcomes and deliver on strategic priorities with stakeholders.
(2) For purposes of the Project Milestones measure and related goals, Project Milestones are defined as Board approved projects over $200 million and those considered critical to achieving TVA's mission (projects that extend the life of assets, increase capacity, connect large customers over 100 megawatts to TVA's system, or support regulatory commitments). Milestones will either be identified at the time of scorecard approval for existing projects or in preparation for project approval through TVA's portfolio management process for new projects. Project Milestones will be calculated by dividing the number of milestones completed on or ahead of schedule by the number of milestones included in the approved milestones list. Projects and milestones may be added or removed as a result of Board decisions or factors outside of management's control, such as external regulatory decisions, legal determinations, or extreme weather conditions (such as floods, wildfires, and winter storms). Changes to the approved milestones list will require approval of the Chair of the People and Governance Committee upon the recommendation of the Chief Executive Officer.
(3) Total Spend represents total Non-Fuel O&M, Capital, Non-Fuel Inventory, and Cloud Implementation expenses for corporate and operational SBU organizations (excluding the Board). This measure will support the overall TVA goal of maintaining costs and managing rates based on spending levels approved by TVA management and the Board.

Changes to Existing Incentive Plan Measures and Goals

The Board approved changes to the measures and goals for the SBU Controllable O&M and Base Capital Spend metric for FY 2026 under the WPTIP and EAIP as well as the measures and goals for the Total Spend metric for the FY 2024 – FY 2026, FY 2025 – FY 2027, and FY 2026 – FY 2028 performance cycles under the LTIP in order to reflect changes in strategic initiatives and projects. The revised measures and goals are set forth below.

FY 2026 EAIP and WPTIP

Performance Measure	Weight	Threshold	Target	Stretch
SBU Controllable O&M and Base Capital Spend (1)	40%	$4,794	$4,679	$4,565
Note
(1) SBU Controllable O&M and Base Capital Spend equals the total Non-Fuel O&M and Base Capital expenses for corporate and operational SBU organizations (excluding the Board).

FY 2024 - FY 2026 LTIP Performance Cycle

Long-Term Incentive Measures	Weight	Threshold	Target	Stretch
Total Spend (1)	60%	$18,399	$17,844	$17,289
Note
(1) Total Spend equals the total Non-Fuel O&M, Capital, Non-Fuel Inventory, and Cloud Implementation expenses for corporate and operational SBU organizations (excluding the Board). This measure will support the overall TVA goal of maintaining costs and managing rates based on spending levels approved by TVA management and the Board.

FY 2025 - FY 2027 LTIP Performance Cycle

Long-Term Incentive Measures	Weight	Threshold	Target	Stretch
Total Spend (1)	60%	$26,064	$25,290	$24,515
Note
(1) Total Spend equals the total Non-Fuel O&M, Capital, Non-Fuel Inventory, and Cloud Implementation expenses for corporate and operational SBU organizations (excluding the Board). This measure will support the overall TVA goal of maintaining costs and managing rates based on spending levels approved by TVA management and the Board.

FY 2026 - FY 2028 LTIP Performance Cycle

Long-Term Incentive Measures	Weight	Threshold	Target	Stretch
Total Spend (1)	60%	$23,258	$22,582	$21,907
Note
(1) Total Spend equals the total Non-Fuel O&M, Capital, Non-Fuel Inventory, and Cloud Implementation expenses for corporate and operational SBU organizations (excluding the Board). This measure will support the overall TVA goal of maintaining costs and managing rates based on spending levels approved by TVA management and the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: August 25, 2026	/s/ Thomas C. Rice
Thomas C. Rice
Executive Vice President and
Chief Financial Officer